UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K/A

(Amendment 1)

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 13, 2007 (October 12, 2007)

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 KEMET Way, Simpsonville, SC		29681
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CRS 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4c))

KEMET Corporation and Subsidiaries (the “Company”) hereby amends its Current Report on Form 8-K dated October 15, 2007 to include the financial statements set forth below which were omitted from the original filing pursuant to Items 9(a)(4) and 9(b)(2) of Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)    Financial Statements of Businesses Acquired

As previously reported, on October 12, 2007, the Company announced that it completed its acquisition of Arcotronics Italia S.p.A. (“Arcotronics”), from Blue Skye (Lux) S.à.r.l. (“Blue Skye”).  The acquisition includes manufacturing facilities in Sasso Marconi, Monghidoro, and Vergato, Italy; Landsberg, Germany; Towcester, United Kingdom; Kyustendil, Bulgaria; and Anting-Shanghai, China.

The Company paid €17.5 million for 100% of the outstanding share capital of Arcotronics, assumed net financial debt of approximately €100.0 million, and certain other liabilities of the company totaling approximately €32.0 million.

The purchase price was determined through arms-length negotiations between representatives of the Company and Blue Skye. The financial statements of Arcotronics, included as Exhibits 99.1 and 99.2, have been prepared in accordance with accounting principles generally accepted in Italy (“Italian GAAP”). A reconciliation between results prepared under Italian GAAP and U.S. generally accepted accounting principles (“U.S. GAAP”) has been included as a note to these financial statements.

The acquisition of Arcotronics will use the purchase method of accounting in accordance with U.S. GAAP.  Accordingly, the purchase consideration for acquiring Arcotronics will be allocated to the tangible and intangible assets acquired and the liabilities assumed, with the excess being allocated to goodwill and presented as an intangible asset.  A preliminary allocation of the purchase price of Arcotronics has been reflected in the unaudited Pro Forma Condensed Combined Financial Information.  A final allocation of the purchase price of Arcotronics is ongoing and is dependent on the completion of certain valuations and other studies which are expected to be completed prior to the end of fiscal year 2008.

(b)   Unaudited Pro Forma Financial Information

The following unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2007 and the unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the three months ended June 30, 2007, the unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the year ended March 31, 2007 give effect to the purchase of Arcotronics.  The unaudited Pro Forma Condensed Combined Financial Information should be read in conjunction with:

(1.)                               Accompanying Notes of the unaudited Pro Forma Condensed Combined Balance Sheet and Notes to the unaudited Pro Forma Condensed Combined Statements of Income.

(2.)                               Audited financial statements of Arcotronics Italia S.p.A. for the years ended December 31, 2006, 2005 and 2004.

(3.)                               Unaudited financial statements of Arcotronics Italia S.p.A. for the six month period ended June 30, 2007.

(4.)                               The Company’s Annual Report on Form 10-K and interim financial statements filed with the SEC.

The unaudited Pro Forma Condensed Combined Financial Statements are being provided for illustrative purposes only and do not purport what the actual results of operations or financial position would have been had the acquisition of Arcotronics occurred on the respective dates assumed, nor do they purport to be indicative of the Company’s future operating results.

(c)    Not applicable

(d)   Exhibits

The following financial statements of Arcotronics are included in Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K/A:

(1a.)                         Independent Auditor’s Report.

(1b.)                        Audited Conoslidated Balance Sheets of Arcotronics Italia S.p.A as of  December 31, 2006 and 2005.

(1c.)                         Audited Consolidated Income Statements of Arcotronics Italia, S.p.A. for the years ended December 31, 2006, 2005, and 2004.

(1d.)                        Related notes to the audited financial statements.

(2.)                               Unaudited interim financial statements of Arcotronics Italia, S.p.A. for the six month period ended June 30, 2007.

KEMET CORPORATION AND SUBSIDIARIES

Pro Forma Condensed Combined Balance Sheet

June 30, 2007

(U.S. Dollars in Thousands)

(Unaudited)

	KEMET	Arcotronics	Pro Forma		Pro Forma
	Corporation	Italia S.p.A	Adjustments	Notes	Results
ASSETS
Current assets:
Cash and cash equivalents	$111,893	$9,789	$(23,838)	c	$97,844
Short-term investments	4,897	—	—		4,897
Accounts receivable, net	133,232	60,001	—		193,233
Inventories, net	184,087	55,199	—		239,286
Prepaid expenses and other current assets	6,166	821	—		6,987
Deferred income taxes	5,075	8,992	—		14,067
Total current assets	445,350	134,802	(23,838)		556,314
Property and equipment, net	370,543	59,307	17,612	a,b	447,462
Property held for sale	2,647	—	—		2,647
Investments in U.S. governmental marketable securities	40,573	—	—		40,573
Investments in affiliates	119	—	—		119
Goodwill	54,852	—	78,204	a,b	133,056
Intangible assets	17,543	400	15,080	a,b	33,023
Other long-term assets	8,725	83	—		8,808

Total assets	$940,352	$194,592	$87,058		$1,222,002

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$23,888	$33,753	$—		$57,641
Accounts payable, trade	85,197	81,687	—		166,884
Accrued expenses	34,164	977	—		35,141
Income taxes payable	1,224	13,160	—		14,384
Total current liabilities	144,473	129,577	—		274,050
Long-term debt	224,450	110,041	—		334,491
Postretirement benefits and other non-current obligations	19,676	37,315	—		56,991
Other long-term liabilities	—	1,888	—		1,888
Minority Interest	531	—	—		531
Deferred income taxes	—	2,829	—		2,829
Total liabilities	389,130	281,650	—		670,780
Common stock, par value $0.01	882	48,776	(48,776)	a,b	882
Additional paid-in capital	322,341	—	—		322,341
Retained earnings	239,442	(137,188)	137,188	a,b,c	239,442
Accumulated other comprehensive income	31,816	1,354	(1,354)	a,b	31,816
Treasury stock, at cost	(43,259)	—	—		(43,259)
Total stockholders’ equity	551,222	(87,058)	87,058		551,222

Total liabilities and stockholders’ equity	$940,352	$194,592	$87,058		$1,222,002

See accompanying Notes to Unaudited Pro Forma Condensed Combined Balance Sheet.

Note 1 – Basis of Presentation

The unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2007 has been prepared assuming the Company’s acquisition of Arcotronics, more fully described in Item 2.01 and Exhibit 99.1 of the Company’s previously filed Current Report on Form 8-K dated October 15, 2007, had occurred on June 30, 2007.  The Company has a fiscal year that ends March 31st, whereas Arcotronics has a fiscal year that ends December 31st. The Pro Forma Condensed Combined Balance Sheet at June 30, 2007 includes the unaudited balance sheet of the Company and the unaudited balance sheet of Arcotronics, both as of June 30, 2007.

The historical financial statements of Arcotronics contained in Item 9.01(a) of this Current Report on Form 8-K/A are denominated in Euros and have been prepared in accordance with Italian GAAP.  As required by the Securities and Exchange Commission, reconciliations between Italian GAAP and U.S. GAAP have been included as a footnote to those financial statements and these adjustments have been reflected in the statement above.  In addition, the amounts are presented in U.S. dollars using historical exchange rates in accordance with SFAS No. 52, “Foreign Currency Translation”.

The unaudited pro forma financial information does not give effect to any potential synergies that could result from the acquisition.

Note 2 – Pro Forma Adjustments

Pro Forma adjustments to reflect the acquisition of Arcotronics are described below.

a.          EXCESS OF PURCHASE PRICE OVER FAIR VALUE OF NET ASSETS ACQUIRED

Total purchase price	$23,838

Estimated fair value of net liabilities of Arcotronics (see Note 2b)	69,446
Identifiable intangible assets	(15,080)

Excess of purchase price over fair value of net assets acquired	$78,204

Amount allocated to goodwill	$78,204

Certain intangible assets, such as patents have been identified and assigned a fair value as part of the ongoing purchase price allocation. Intangible assets are recorded at purchase or production cost and amortized on a straight-line basis over the estimated useful life of the respective intangible assets.

b.          ESTIMATED FAIR VALUE OF NET ASSETS OF BUSINESS ACQUIRED:

Historical book value of Arcotronics’ assets and liabilities	$(87,058)

Adjustments to reflect fair value:
Property, plant and equipment	17,612

Preliminary fair value adjustments	17,612

Estimated fair value of net liabilities of Arcotronics	$(69,446)

The allocation of the purchase price is based upon preliminary estimates of the fair value. The actual allocation of the purchase price may differ from the preliminary allocation due to adjustments to the purchase price and refinements of the fair values of the net liabilities acquired.

The Company funded the acquisition of Arcotronics through cash on hand.

KEMET CORPORATION AND SUBSIDIARIES

Pro Forma Condensed Combined Statement of Income

For The Three Months Ended June 30, 2007

(U.S. Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

	KEMET	Arcotronics	Pro Forma		Pro Forma
	Corporation	Italia S.p.A.	Adjustments	Note 2	Results

Net sales	$183,119	$47,256	$—		$230,375

Operating costs and expense:
Cost of goods sold	143,542	39,168	587	a	183,297
Selling, general and administrative expenses	21,807	7,308	503	a	29,618
Research and development	9,067	1,087	—		10,154
Restructuring and impairment charges	2,549	—	—		2,549
Total operating costs and expenses	176,965	47,563	1,090		225,618

Operating income/(loss)	6,154	(307)	(1,090)		4,757

Other (income) and expense:
Interest income	(1,861)	—	266	b	(1,595)
Interest expense	2,600	1,646	—		4,246
Other expense/(income)	(332)	1,347	—		1,015
Total other expense	407	2,993	266		3,666

Income/(loss) before income taxes	5,747	(3,300)	(1,356)	c	1,091

Income tax (benefit)/expense	(1,310)	954	(420)		(776)
Minority interest, net of tax	25	(35)	—		(10)

Net income/(loss)	$7,032	$(4,219)	$(936)		$1,877

Net income/(loss) per share:
Basic	$0.08				$0.02
Diluted	$0.08				$0.02
Weighed-average shares outstanding:
Basic	83,889,707				83,889,707
Diluted	84,147,957				84,147,957

See accompanying Notes to Unaudited Pro Forma Condensed Combined Statements of Income.

KEMET CORPORATION AND SUBSIDIARIES

Pro Forma Condensed Combined Statement of Income

For The Fiscal Year Ended March 31, 2007

(U.S. Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

	KEMET	Arcotronics	Pro Forma		Pro Forma
	Corporation	Italia S.p.A.	Adjustments	Note 2	Results

Net sales	$658,714	$198,891	$—		857,605

Operating costs and expense:
Cost of goods sold	517,443	165,114	1,761	a	684,318
Selling, general and administrative expenses	89,450	26,539	1,508	a	117,497
Research and development	33,385	7,460	—		40,845
Restructuring and impairment charges	12,572	—	—		12,572
Total operating costs and expenses	652,850	199,113	3,269		855,232

Operating income/(loss)	5,864	(222)	(3,269)		2,373

Other (income) and expenses:
Interest income	(6,283)	—	1,064	b	(5,219)
Interest expense	7,174	6,928	—		14,102
Other income	(2,487)	(333)	—		(2,820)
Total other (income)/expense	(1,596)	6,595	1,064		6,063

Income (loss) before income taxes	7,460	(6,817)	(4,333)	c	(3,690)

Income tax expense	563	2,414	1,343		1,634
Minority interest, net of tax	—	(49)	—		(49)

Net income (loss)	$6,897	$(9,182)	$(2,990)		$(5,275)

Net income (loss) per share:
Basic	$0.08				$(0.06)
Diluted	$0.08				$(0.06)
Weighed-average shares outstanding:
Basic	85,647,914				85,647,914
Diluted	85,795,486				85,647,914

See accompanying Notes to Unaudited Pro Forma Condensed Combined Statement of Income.

Note 1 – Basis of Presentation

The unaudited Pro Forma Condensed Combined Statements of Income for the three month period ended June 30, 2007, and the fiscal year ended March 31, 2007 have been prepared assuming the Company’s acquisition of Arcotronics, more fully described in Item 2.01 and Exhibit 99.1 to the Company’s previously filed Current Report on Form 8-K dated October 15, 2007, had occurred on April 1, 2006.  The Company has a fiscal year that ends on March 31st, whereas Arcotronics has a fiscal year that ends December 31st.

The unaudited Pro Forma Condensed Combined Statement of Income for the year ended March 31, 2007 includes the audited fiscal year ended March 31, 2007 for the Company and the audited twelve month period ended December 31, 2006 for Arcotronics.

The historical financial statements of Arcotronics contained in Item 9.01(a) to this Current Report on Form 8-K/A are denominated in Euros and have been prepared in accordance with Italian GAAP.  As required by the Securities and Exchange Commission, reconciliations between Italian GAAP and U.S. GAAP have been included as a footnote to those financial statements and these adjustments have been reflected in the Arcotronics column in the statements. In addition, the amounts are presented in U.S. dollars using historical exchange rates in accordance with SFAS No. 52, “Foreign Currency Translation”.

Note 2 – Pro Forma Adjustments

Pro forma adjustments to reflect the acquisition of Arcotronics and other pro forma adjustments are described below.  The pro forma amounts do not include anticipated synergies from the acquisition.

(a.)                               Adjustments relate to an increase in depreciation and amortization expense related to an increase in the fair value of the properties, plant and equipment and certain intangible assets acquired in connection with the purchase of Arcotronics. Intangible assets are amortized using the straight-line method over the estimated useful life of the respective assets.

(b.)                              Adjustment relates to the decrease in interest income as a result of the Company’s use of cash and investments to purchase Arcotronics.

(c.)                               Adjustment relates to the tax benefit on the pro forma adjustments in items (a) and (b) above.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2007	KEMET Corporation

/s/ DAVID E. GABLE

David E. Gable

Executive Vice President and

Chief Financial Officer